UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

Boundless Bio, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41989	83-0751369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9880 Campus Point Drive, Suite 120,
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 766-9912

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BOLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2024, Boundless Bio, Inc. (the “Company”) announced that Jami Rubin, the Company’s Chief Financial Officer and Treasurer, stepped down from her role with the Company. Ms. Rubin’s employment with the Company terminated effective October 11, 2024 (the “Effective Date”).

Pursuant to the Company’s Severance and Change in Control Severance Plan (the “Plan”), and subject to the effectiveness of a waiver and release of claims given by Ms. Rubin in favor of the Company in a form reasonably satisfactory to the Company and her compliance with certain restrictive covenants as set forth in the Plan, Ms. Rubin will be entitled to receive the severance benefits associated with a termination of employment other than for Cause (as defined in the Plan) for a “Tier 2 Covered Employee” under the Plan. A description of the terms and conditions of the Plan is in the prospectus dated March 27, 2024 that forms a part of the Company’s registration statement on Form S-1, as amended (Registration No. 333-27769), which was declared effective by the Securities and Exchange Commission (“SEC”) on March 27, 2024. The Plan was filed as Exhibit 10.6 to the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 13, 2024 (the “Q1 10-Q”).

As of the Effective Date, David Hinkle, the Company’s Senior Vice President, Finance & Controller, was appointed to also serve as the Company’s Treasurer, principal financial officer, and principal accounting officer.

Mr. Hinkle, age 63, joined the Company in June 2021 as Vice President, Finance & Controller and has served in the role of Senior Vice President, Finance & Controller since June 2023. Prior to joining the Company, Mr. Hinkle served as Vice President, Finance & Controller at Crinetics Pharmaceuticals, Inc., a publicly-traded clinical stage pharmaceutical company, from July 2018 to May 2021. Prior to that, Mr. Hinkle served in similar capacities at Ignyta, Inc. (acquired by Roche/Genentech), Receptos Inc. (acquired by Celgene Corporation), Somaxon Pharmaceuticals, and Digirad. Mr. Hinkle began his career at Deloitte. Mr. Hinkle earned a Bachelor of Science degree from California State University, Northridge and is a Certified Public Accountant (inactive status) in the State of California.

There was no arrangement or understanding between Mr. Hinkle and any other person pursuant to which Mr. Hinkle was appointed to serve as the Company’s Treasurer, principal financial officer and/or principal accounting officer. There are no family relationships between Mr. Hinkle and any director or executive officer of the Company, and there are no related person transactions involving Mr. Hinkle that would require disclosure under Item 404(a) of Regulation S-K.

The Company and Mr. Hinkle entered into an indemnification agreement, effective as of the Effective Date, in substantially the Company’s standard form of indemnification agreement for directors and executive officers, a copy of which was filed as Exhibit 10.13 to the Q1 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOUNDLESS BIO, INC.

Date:	October 15, 2024	By:	/s/ Jessica Oien
Name: Jessica Oien Title: Chief Legal Officer and Corporate Secretary